UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 1, 2016

Nuvel Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	0-53878	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

315 University Avenue
 Los Gatos, California 95030
 (Address of Principal Executive Offices including Zip Code)

(408) 899-5981
 (Registrant’s Telephone Number, including Area Code)

___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 1, 2016, Nuvel Holdings, Inc. (the "Company") and its wholly owned subsidiary, OH Acquisition Corp, a Minnesota corporation ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with OrangeHook, Inc., a Minnesota corporation ("OrangeHook").  OrangeHook was formed on October 17, 2014 as a holding company to incubate select and unique consumer, business, and governmental software application services. OrangeHook portfolio companies are concentrated in the fields of safety, health information technology, data acceleration and banking.

Pursuant to the Merger Agreement, Merger Sub will merge with and into OrangeHook (the "Merger"), with OrangeHook remaining as the surviving company and a wholly-owned subsidiary of the Company.  In connection with the Merger, Merger Sub will cease to exist.  At the effective time of the Merger, outstanding shares of OrangeHook common stock and other outstanding securities convertible into OrangeHook's common stock will be exchanged for a pro rata portion of 500,000 shares (or a corresponding security convertible into shares) of a new series of preferred stock of the Company to be entitled "Series OH-1 Convertible Preferred Stock."  Pursuant to its terms, each share of Series OH-1 Convertible Preferred Stock will convert automatically into shares of the Company's common stock upon the consummation of the Recapitalization (as defined below) at a conversion ratio equal to the quotient derived by dividing the number of outstanding shares of OrangeHook common stock and other outstanding securities convertible into OrangeHook's common stock, in each case immediately prior to the Merger, by 500,000 (the "OrangeHook Preferred Conversion").  At the effective time of the Merger, each outstanding share of OrangeHook preferred stock and other outstanding securities convertible into OrangeHook preferred stock will be exchanged for one share (or a corresponding security convertible into one share) of a new series of preferred stock of the Company to be entitled "Series OH-2 Convertible Preferred Stock."  The powers, preferences, limitations and relative rights of the Series OH-1 Convertible Preferred Stock and Series OH-2 Convertible Preferred Stock are set forth in the Forms of Certificates of Designation attached as exhibits to the Merger Agreement.

Among other closing conditions that are customary in transactions of this type, the closing of the Merger and related transactions is contingent upon the satisfaction or waiver of the following: (i) OrangeHook shall have obtained approval for the Merger from its shareholders with no more than 10% percent of the issued and outstanding shares of OrangeHook stock having validly exercised, or remained entitled to exercise, dissenters' rights under Minnesota law; (ii) the issuance of the Company's securities in the Merger to OrangeHook's shareholders shall constitute a valid private placement under the Securities Act of 1933, as amended; (iii) OrangeHook shall have consummated its pending acquisition of LifeMed ID, Incorporated; (iv) OrangeHook shall have obtained and delivered to the Company the audited and unaudited interim financial statements of OrangeHook that are required to be filed by the Company with the U.S. Securities and Exchange Commission ("SEC") following closing of the Merger; (v) the Company shall have filed with the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished by it pursuant to Section 13 or 15(d) of the Exchange Act; (vi) all holders of the Company's preferred stock shall have agreed to convert their preferred shares into common stock immediately prior to the effective time of the Merger; (vii) OrangeHook and Richard Resnick, the Company's current Chief Executive Officer, shall have entered into an employment agreement in substantially the form attached as an exhibit to the Merger Agreement; (viii) the Company shall have agreed to indemnify its officers and directors in accordance with an agreed-upon form of indemnity agreement; (ix) certain consents and amendments to outstanding promissory notes of OrangeHook and the Company shall have been obtained, including consents to the Nuvel Note Conversion (as defined below); (x) the Company shall have filed the Certificates of Designation for the Series OH-1 Convertible Preferred Stock and the Series OH-2 Convertible Preferred Stock; and (xi) each non-continuing officer and director of the Company shall have delivered a duly executed resignation.  Assuming all of the closing conditions set forth in the Merger Agreement are satisfied or waived, the Company expects to complete the Merger during the third quarter of 2016.

Pursuant to the Merger Agreement, and following the closing of the Merger, the Company is required to seek shareholder approval to effect a recapitalization in which the Company would complete a 1-for-1,200,000 reverse split of its common stock (the "Reverse Split") and immediately thereafter increase the number of shares of its authorized common stock to 100,000,000 (together with the Reverse Split, the "Recapitalization").  The OrangeHook Preferred Conversion will occur automatically upon consummation of the Recapitalization. The Recapitalization will not impact the number of outstanding shares of Series OH-2 Convertible Preferred Stock or the conversion ratio applicable thereto.  As a result of the Recapitalization, shares of the Company's common stock outstanding immediately prior thereto will represent a mere nominal interest in the Company, and the economic benefit to holders of such shares will be the right to participate in the contingent issuance of the Earn-out Shares (as defined below).

Pursuant to the Merger Agreement and anticipated Note Conversion Agreements between the Company and all holders of convertible promissory notes of the Company, such outstanding notes with an aggregate principal amount equal to approximately $1.5 million will be automatically converted immediately following the Recapitalization into a total of 464,286 shares of the Company's post-Recapitalization common stock (the "Nuvel Note Conversion").

Based on OrangeHook's outstanding capitalization on July 1, 2016, and giving pro forma effect only to the Merger (including completion of OrangeHook's pending acquisition of LifeMed ID, Incorporated but excluding equity incentive grants to Rick Resnick under the form of employment agreement attached as an exhibit to the Merger Agreement), the Recapitalization, the OrangeHook Preferred Conversion and the Nuvel Note Conversion, and further assuming that no additional securities of the Company or OrangeHook are issued after July 1, 2016, the Company's capitalization will be comprised of (i) 100,000,000 shares of authorized common stock, of which 6,255,420 will be issued and outstanding, and (ii) 15,000,000 shares of authorized preferred stock, of which 10,000 will be designated as Series OH-2 Convertible Preferred Stock, of which 7,921 shares will be issued and outstanding (such shares will be convertible into a total of 1,132,703 common stock).  In addition, 2,707,175 shares of common stock will be issuable upon the exercise or conversion of outstanding options and warrants and OrangeHook convertible notes. The Merger Agreement contemplates that additional securities of OrangeHook and/or the Company may be issued after July 1, 2016 and prior to the effective time of the Merger and/or the Recapitalization.  The pro forma post-Recapitalization capitalization of the Company will be diluted to the extent of such issuances.

Individuals and entities who hold Company common stock immediately after closing of the Merger, or as soon thereafter as the Company can establish a record date (the "Pre-Merger Nuvel Common Stockholders"), will preserve the potential to participate in a future equity distribution. Under the Merger Agreement,  if, during the period beginning on the effective date of the Merger and ending on December 31, 2017, Nuvel, Inc., the Company's current wholly-owned subsidiary, enters into contracts with unaffiliated third-party customers that collectively provide for gross revenue payments of at least $1.5 million throughout their contractual terms (the "Earn-Out Contracts"), the Pre-Merger Nuvel Common Stockholders, will be eligible to receive their pro-rata portion of up to an aggregate of 357,143 shares of the Company's post-Recapitalization common stock (the "Earn-Out Shares"). If such condition is satisfied, the actual number of Earn-Out Shares (if any) to be earned by and distributed to the Pre-Merger Nuvel Common Stockholders will be based upon the gross revenue actually recognized from the Earn-Out Contracts in accordance with then-effective GAAP during the six-month periods ending on December 31 and June 30 of each year (except for the first period, which will instead use the gross revenue recognized from the Earn-Out Contracts from the effective date of the Merger through December 31, 2016)(each an "Earn-Out Period"). The percentage of the Earn-Out Shares to be distributed to the Pre-Merger Nuvel Common Stockholders, collectively, for an Earn-Out Period will be equal to the gross revenue generated from the Earn-Out Contracts during that Earn-Out Period expressed as percentage of $1.5 million. The Company's obligation to issue Earn-Out Shares will cease following the six month period ending June 30, 2019, or earlier upon the issuance of all such 357,143 shares.

The Merger Agreement contains certain termination rights.  Among those rights, the Company or OrangeHook may terminate the Merger Agreement if the Merger has not occurred on or before September 15, 2016, or such later date as the Company and OrangeHook may mutually agree.

The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement and the foregoing description of the Merger, Merger Agreement and the transactions contemplated thereby are intended to provide information regarding the terms of the Merger Agreement and such transactions, and not to provide any other factual information about OrangeHook or the Company. The representations, warranties and covenants made by OrangeHook and the Company in the Merger Agreement were made as of the date thereof in connection with negotiating the contract, are subject to qualifications and limitations agreed to by the parties, and may have been used for the purpose of allocating risk between the parties rather than for the purpose of establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC. Information concerning the subject matter of such representations, warranties and covenants may also change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. Accordingly, shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described in the Merger Agreement.

Certain statements in this Current Report on Form 8-K, including statements regarding the proposed Merger between OrangeHook and the Company, the anticipated Recapitalization, targeted future revenue amounts for Nuvel, Inc., and the pro forma post-Recapitalization capitalization of the Company are forward-looking in nature. These statements are based on current expectations and intentions and are subject to risks and uncertainties that may cause outcomes to differ from what is expected, including risks that the Merger will not close in a timely manner or at all.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

    (d)     Exhibits

2.1*     Agreement and Plan of Merger dated July 1, 2016 by and among OrangeHook, Inc., Nuvel Holdings, Inc., and OH Acquisition Corp.

*    Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedule so furnished. A list identifying the contents of all omitted exhibits and schedules can be found in Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 8, 2016

NUVEL HOLDINGS, INC.
(Registrant)

By:  /s/   Richard Resnick
Name:    Richard Resnick
Title:      Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated July 1, 2016 by and among OrangeHook, Inc., Nuvel Holdings, Inc., and OH Acquisition Corp.

 *     Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedule so furnished. A list identifying the contents of all omitted exhibits and schedules can be found in Exhibit 2.1.